UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2021

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 West 42nd Street 26th Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 877 746 4891
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01    Regulation FD Disclosure.

On March 15, 2021, Sio Gene Therapies Inc. (the "Registrant") issued a press release announcing that it had $120.9 million of cash and cash equivalents as of March 12, 2021, augmented by a recent $15 million equity investment by Suvretta Capital, and since December 31, 2020, the Registrant has raised $49.1 million, of which $37.1 million was received in gross proceeds from public sales of its common stock (including the Suvretta Capital investment) and $11.6 million was received from a non-dilutive transaction (the sale of the Registrant's shares in Arvelle Therapeutics). The Registrant expects to receive another milestone payment of approximately $4.8 million by mid-2021 upon the marketing approval of cenobamate by the European Medicines Agency. The Registrant estimates that its current cash position extends beyond the expected dates of major upcoming milestones for its AXO-AAV-GM1 gene therapy program for the treatment of GM1 gangliosidosis.

A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The disclosures set forth in this Item 7.01 and Exhibit 99.1 to this report are furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed incorporated by reference into any other filing with the SEC made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.

On March 15, 2021, the Registrant issued a press release announcing that it had $120.9 million of cash and cash equivalents as of March 12, 2021, augmented by a recent $15 million equity investment by Suvretta Capital, and since December 31, 2020, the Registrant has raised $49.1 million, of which $37.1 million was received in gross proceeds from public sales of its common stock (including the Suvretta Capital investment) and $11.6 million was received from a non-dilutive transaction (the sale of the Registrant's shares in Arvelle Therapeutics). The Registrant expects to receive another milestone payment of approximately $4.8 million by mid-2021 upon the marketing approval of cenobamate by the European Medicines Agency. The Registrant estimates that its current cash position extends beyond the expected dates of major upcoming milestones for its AXO-AAV-GM1 gene therapy program for the treatment of GM1 gangliosidosis:

–Updated 6-month data from the low-dose cohort of late-infantile and juvenile (Type 2) children by mid-year 2021, to include biomarker data from cerebrospinal fluid (CSF) as an indicator of central nervous system activity;
–12-month topline data from the low-dose cohort in the second half of 2021;
–12-month data from the first two children dosed in the high-dose cohort in Q1 2022;
–24-month data from the low-dose cohort in mid-2022; and
–In the first half of 2022, meeting with the U.S. Food and Drug Administration to discuss the registrational pathway for AXO-AAV-GM1

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description of Document

99.1	Press Release of Sio Gene Therapies Inc., dated March 15, 2021, "Sio Gene Therapies Provides Update on Cash Position and Major Upcoming GM1 Gangliosidosis Program Milestones"

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	March 15, 2021
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Chief Financial Officer and General Counsel